Exhibit 10.12

SECOND SUPPLEMENTAL INDENTURE

THIS SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of June 6, 2019 is by and among Neiman Marcus Group LTD LLC, a Delaware limited liability company (the “LLC Co-Issuer”), Mariposa Borrower, Inc., a Delaware corporation (the “Corporate Co-Issuer”), The Neiman Marcus Group LLC, a Delaware limited liability company (the “New LLC Co-Issuer”) and The NMG Subsidiary LLC (the “Subsidiary Co-Issuer” and, together with the LLC Co-Issuer, the Corporate Co-Issuer and the New LLC Co-Issuer, the “Issuers”), each of the parties identified as a Guarantor on the signature pages hereto (each, a “Guarantor” and collectively, the “Guarantors”) and Drivetrain Trust Company LLC (as successor to U.S. Bank National Association), as trustee (the “Trustee”) under the Indenture, dated as of October 21, 2013, as supplemented by the First Supplemental Indenture, dated as of October 25, 2013 (as further amended, supplemented, waived or otherwise modified from time to time prior to the date hereof, the “Indenture”). Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the Indenture.

W I T N E S S E T H:

WHEREAS, the Issuers, the Guarantors party thereto and the Trustee have heretofore executed and delivered the Indenture providing for the issuance by the Issuers of the 8.750%/9.500% Senior PIK Toggle Notes due 2021 (the “Notes”);

WHEREAS, the Issuers have solicited consents from the Holders of the Notes to certain proposed amendments to the Indenture, in accordance with the terms and conditions of the Confidential Offering Memorandum and Consent Solicitation Statement, dated April 29, 2019 (as supplemented to the date hereof, the “Statement”);

WHEREAS, Section 9.2 of the Indenture provides that, with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, the Issuers, the Guarantors party thereto and the Trustee may amend or supplement the Indenture or the Notes in accordance with such Section 9.2;

WHEREAS, the Holders of 91.37% of the aggregate principal amount of the outstanding Notes have consented to the substance of this Supplemental Indenture and the transactions contemplated hereby as contemplated by the Statement;

WHEREAS, the Issuers have heretofore delivered or are delivering contemporaneously herewith to the Trustee the Officer’s Certificate and the Opinion of Counsel described in Sections 9.5, 11.2 and 11.3 of the Indenture; and

WHEREAS, all other acts and proceedings required by law and the Indenture necessary to authorize the execution and delivery of this Supplemental Indenture and to make this Supplemental Indenture a valid and binding agreement for the purposes expressed herein, in accordance with its terms, have been complied with or have been duly done or performed.

NOW, THEREFORE, in consideration of the foregoing, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE ONE

AMENDMENTS

SECTION 1.01                                      Deletion of Provisions. The Indenture is hereby amended to delete the following sections in their entirety, and, in the case of each such section, insert in lieu thereof the phrase “[Intentionally Omitted]” and any and all references thereto (including any definitions the references to which would be eliminated as a result of such deletions), and any and all obligations thereunder, and references to any events of default related thereto are hereby deleted throughout the Indenture and such sections and references shall be of no further force or effect.

(a)                                 Section 3.2 entitled “Reports and Other Information.”

(b)                                 Section 3.3 entitled “Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.”

(c)                                  Section 3.4 entitled “Limitation on Restricted Payments.”

(d)                                 Section 3.5 entitled “Liens.”

(e)                                  Section 3.6 entitled “Dividend and Other Payment Restrictions Affecting Subsidiaries.”

(f)                                   Section 3.7 entitled “Asset Sales.”

(g)                                  Section 3.8 entitled “Transactions with Affiliates.”

(h)                                 Section 3.9 entitled “Change of Control.”

(i)                                     Section 3.10 entitled “Maintenance of Insurance.”

(j)                                    Section 3.11 entitled “Additional Guarantors.”

(k)                                 Section 3.12 entitled “Compliance Certificate; Statement by Officers as to Default.”

(l)                                     Section 3.13 entitled “Designation of Restricted and Unrestricted Subsidiaries.”

(m)                             Section 3.15 entitled “Stay, Extension and Usury Laws.”

(n)                                 Clauses (c), (d), (e), (f), (g) and (h) of Section 6.1 entitled “Events of Default.”

(o)                                 Article IV entitled “Merger; Consolidation or Sale of All or Substantially All Assets.”

SECTION 1.02                                      Amended Provisions. The Indenture is hereby amended to:

(a)                                 In Section 6.5, replace the words “security and indemnity satisfactory to it against any loss, liability or expense” with the words “a Satisfactory Indemnity with respect to such direction” and replace the words “security or indemnification satisfactory to it in its sole discretion against all losses, liabilities and expenses that may be caused by taking or not taking such action” with the words “a Satisfactory Indemnity with respect to taking or not taking such action”.

(b)                                 In Section 6.6, replace the words in the first paragraph “indemnity or security satisfactory to it against any loss, liability or expense”, the words in clause (c) “security or indemnity reasonably satisfactory to it in respect of any loss, liability or expense” and the words in clause (d) “security or indemnity” with, in each case, the words “a Satisfactory Indemnity”.

(c)                                  In Section 6.6, delete the lead-in to the last sentence of the first paragraph thereof in its entirety and replace it with the following: “Except to enforce the right to receive payment of principal, premium, if any, or interest, when due, no Holder may pursue any remedy upon, arising from, in connection with, under or with respect to this Indenture, the Notes, the Recapitalization Transactions or the Released Claims (as set forth in Section 11.18 of this Indenture) or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy unless:”

(d)                                 In Section 6.6(b), add “To the fullest extent permitted by law,” before “Holders”.

(e)                                  In Section 6.6(b), replace the words “25.0%” with the words “100.0%”.

(f)                                   In Section 6.6(d) and (e), replace the words “60 days” with “120 days”.

(g)                                  In Section 6.11, replace the words “10.0%” with the words “50.0%”.

(h)                                 In Section 7.1, replace the words in clause (f) “indemnity satisfactory to it” with the words “a Satisfactory Indemnity” and replace the words in clause (h) “, security, prefunding or indemnity satisfactory to it against the costs, expenses (including reasonable attorneys’ fees and expenses) and liabilities that might be incurred by it in compliance with such request or direction” with the words “a Satisfactory Indemnity with respect to such request or direction”.

(i)                                     In Section 7.7(c), replace the word “mail” with “deliver”.

(j)                                    In Section 7.7(d), replace the words “10.0%” with the words “66 2/3%”.

SECTION 1.03                                      Additional Provisions. The Indenture is hereby amended to insert the following sections:

(a)                                 Section 6.12.  Provisions for Benefit of Issuers and Trustee.  Notwithstanding anything else in this Indenture to the contrary, no provision in this Indenture shall be construed as solely for the benefit of the Holders.

(b)                                 Section 11.17. Ratification of Certain Transactions.

(a)                                 Each of the Issuers, the Guarantors and, by its tender of its Notes, each Consenting PIK Toggle Noteholder (in its capacity as a Holder of the Notes) hereby acknowledges, ratifies and agrees to the consummation of the Recapitalization Transactions.

(c)                               Section 11.18. Waiver of Defaults and Events of Default.  Effective as of the Second Supplemental Effective Date, by its tender of its Notes, each Consenting PIK Toggle Noteholder (in its capacity as a Holder of the Notes), collectively constituting the Holders of at least a majority in aggregate principal amount of the outstanding Notes, waives, rescinds, and cancels any existing or past breach or alleged breach of any provision of this Indenture, if any, or any existing or past Default or Event of Default or alleged Default or Event of Default, if any, that arose or is alleged to have arisen as a result of, based on or relating to, or in any manner arising from, in whole or in part, (i) the MyTheresa Designation, (ii) the MyTheresa Distribution, (iii) the Nancy Transaction, (iv) the formulation, preparation, dissemination, negotiation, or filing of the Transaction Support Agreement, the Definitive Documents, any Recapitalization Transaction, or any contract, instrument, release, or other agreement or document created or entered into in connection with or pursuant to the Transaction Support Agreement or the Definitive Documents, or (v) the pursuit of consummation, the administration or implementation of any of the Recapitalization Transactions, including the issuance or distribution of securities in connection therewith.

(d)                                 Section 11.19. Releases.

(a)                                 Releases by the Releasing Parties. Effective as of the Second Supplemental Effective Date, by accepting the benefits of this Indenture and by its tender of its Notes as contemplated by the Statement, each of the Releasing Parties hereby agrees to conclusively, absolutely, unconditionally, irrevocably, and forever fully release, remise, and discharge each of the Released Parties (and each such Released Party shall be deemed forever released, remised, and discharged by or on behalf of the Releasing Parties) and their respective assets and properties from any and all Claims and Causes of Action, including any derivative claims asserted on behalf of any of the Company Parties or the Releasing Parties, that the Trustee (solely in respect of, and on behalf of, such Releasing Parties) or any of the Releasing Parties would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim against, or Equity Security in, a Company Party or other Person, based on or relating to, or in any manner arising from, in whole or in part, (i) the MyTheresa Designation, (ii) the MyTheresa Distribution, (iii) the Nancy Transaction, (iv) the formulation, preparation, dissemination, negotiation, or filing of the Transaction Support Agreement, the Definitive Documents, any Recapitalization Transaction, or any contract, instrument, release, or other agreement or document created or entered into in connection with or pursuant to the Transaction Support Agreement or the Definitive Documents, or (v) the pursuit of consummation, the administration or implementation of any of the Recapitalization Transactions, including the issuance or distribution of securities in connection therewith (collectively, any Claim, Cause of Action, or any other debt, obligation, right, suit, damage, judgment, action, remedy, or liability which is released by such Releasing Party in clauses (i) through (v), the “Released Claims” and each a “Released Claim”). Notwithstanding anything to the contrary in the foregoing, nothing contained herein shall release, remise or discharge (1) any obligation of any Person under the Definitive Documents or any Recapitalization Transaction in effect after the Second Supplemental Effective Date or (2) with respect to the items in clauses (iv) and (v) of this Section 11.19(a), any Claim or Cause of Action that is determined by a final non-appealable judgment of a court of competent jurisdiction to have constituted fraud or willful misconduct. Each Releasing Party hereby further agrees and covenants not to, and shall not, commence or prosecute, or assist or otherwise aid any other Person in the commencement or prosecution of, whether directly, derivatively or otherwise, any Released Claims. Notwithstanding anything to the contrary in this Section 11.19(a), nothing in this Indenture shall or be deemed to (or is intended to) limit any of the Releasing Parties’ rights to assert or prosecute any affirmative defenses or otherwise raise any defense or take any action to defend itself or themselves, including any defense available under Bankruptcy Law, in connection with any Claim or Cause of Action (whether direct or indirect) brought by any Person relating to any of the above-referenced Claims and Causes of Action arising from, in whole or in part, (x) the formulation, preparation, dissemination, negotiation, or filing of the Indenture, the Transaction Support Agreement, the Definitive Documents, the Commitment Letter, any Recapitalization Transaction, or any contract, instrument, release, or other agreement or document created or entered into in connection with the Transaction Support Agreement or the Definitive Documents, and (y) the pursuit of consummation, the administration and implementation of the Recapitalization Transactions, including the issuance or distribution of securities in connection therewith. For the avoidance of doubt, the release set forth in this Section 11.19 is hereby granted by or on behalf of each of the Releasing Parties solely in its capacity as a Holder of the Notes that it holds, and on behalf of its Related Parties, only to the extent that a Holder, acting in its capacity as a Holder, has the authority to bind such Related Party, in each case, in accordance with the terms and conditions set forth in this Indenture.

(b)                                 No Additional Representations and Warranties. No Released Party, in any capacity, has warranted or otherwise made any representations concerning any Released Claim (including any representation or warranty concerning the existence, non-existence, validity, or invalidity of any Released Claim).

(c)                                  Release of Unknown Claims. By accepting the benefits of this Indenture and by its tender of its Notes as contemplated by the Statement, each of the Releasing Parties (in its capacity as a Holder of the Notes) expressly acknowledges that although ordinarily a general release may not extend to any Released Claims which the Releasing Party does not know or suspect to exist in its favor, which if known by it may have materially affected its settlement with the party released, it has carefully considered and taken into account in determining to enter into the releases set forth in this Section 11.19 the possible existence of such unknown losses or claims. Without limiting the generality of the foregoing, each Releasing Party (in its capacity as a Holder of the Notes) expressly waives and relinquishes any and all rights such Person may have or conferred upon such Person under any federal, state, or local statute, rule, regulation, or principle of common law or equity which provides that a release does not extend to claims which the claimant does not know or suspect to exist in its favor at the time of providing the releases set forth in this Section 11.19 or which may in any way limit the effect or scope of such releases with respect to the Released Claims, which such Person did not know or suspect to exist in such Person’s favor at the time of providing such releases, which in each case if known by it may have materially affected its settlement with any Released Party, including any rights under Section 1542 of the California Civil Code or any analogous applicable state or federal law or regulation. Each of the Releasing Parties expressly acknowledges that the releases and covenants not to sue contained in this

Indenture are effective regardless of whether those released matters or Released Claims are presently known or unknown, suspected or unsuspected, or foreseen or unforeseen.

It is the intention of the Releasing Parties that the releases set forth in this Section 11.19 shall be effective as a bar to any and all Claims and Causes of Action of whatsoever character, nature and kind, known or unknown, suspected or unsuspected specified in this Indenture. In furtherance of this intention, by accepting the benefits of this Indenture and by its tender of its Notes as contemplated by the Statement, each Releasing Party, expressly waives any and all rights and benefits conferred upon them by the provisions of Section 1542 of the California Civil Code or similar provisions of applicable law, which are as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

By accepting the benefits of this Indenture and by its tender of its Notes as contemplated by the Statement, each Releasing Party (in its capacity as a Holder of the Notes) acknowledges that the foregoing waiver of the provisions of Section 1542 of the California Civil Code was bargained for separately. Thus, notwithstanding the provisions of Section 1542 of the California Civil Code, and for the purpose of implementing a full and complete release and discharge of the Released Parties, by accepting the benefits of this Indenture and by its tender of its Notes as contemplated by the Statement, each Releasing Party (in its capacity as a Holder of the Notes) expressly acknowledges that this Indenture is intended to include in its effect without limitation all of the claims, causes of action and liabilities which the Releasing Parties do not know or suspect to exist in their favor as of the Second Supplemental Effective Date, and this Indenture contemplates extinguishment of all such claims, causes of action and liabilities.

(d)                                 Covenant to Refrain from Certain Actions. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS INDENTURE (INCLUDING IN THE SECOND-TO-LAST SENTENCE OF SECTION 11.19(a)), FROM AND AFTER THE SECOND SUPPLEMENTAL EFFECTIVE DATE, BY ACCEPTING THE BENEFITS OF THIS INDENTURE AND BY ITS TENDER OF ITS NOTES AS CONTEMPLATED BY THE STATEMENT, EACH OF THE RELEASING PARTIES AGREES AND COVENANTS NOT TO, AND SHALL NOT, AND SHALL NOT ASSIST OR OTHERWISE AID ANY OTHER PERSON TO, (A) COMMENCE OR CONTINUE, IN ANY MANNER OR IN ANY PLACE, ANY SUIT, ACTION, OR OTHER PROCEEDING; (B) ENFORCE, ATTACH, COLLECT, OR RECOVER IN ANY MANNER ANY JUDGMENT, AWARD, DECREE, OR ORDER; (C) CREATE, PERFECT, OR ENFORCE ANY LIEN OR ENCUMBRANCE; (D) ASSERT A SETOFF, RIGHT OF SUBROGATION, OR RECOUPMENT OF ANY KIND; (E) COMMENCE OR CONTINUE IN ANY MANNER ANY ACTION OR OTHER PROCEEDING OF ANY KIND, OR (F) ASSIGN, TRANSFER, OR OTHERWISE DISPOSE OF ANY CLAIM OR CAUSE OF ACTION, IN EACH CASE, ON ACCOUNT OF OR WITH RESPECT TO ANY RELEASED CLAIM OR ANY CLAIM OR CAUSE OF ACTION THAT WILL BE A RELEASED CLAIM ON THE SECOND SUPPLEMENTAL EFFECTIVE DATE. NOTHING IN THIS INDENTURE SHALL OR BE

DEEMED TO (OR IS INTENDED TO) LIMIT ANY OF THE RELEASING PARTIES’ RIGHTS TO ASSERT OR PROSECUTE ANY AFFIRMATIVE DEFENSES OR OTHERWISE RAISE ANY DEFENSE OR TAKE ANY ACTION TO DEFEND ITSELF OR THEMSELVES, INCLUDING ANY DEFENSE AVAILABLE UNDER BANKRUPTCY LAW, IN CONNECTION WITH ANY CLAIM OR CAUSE OF ACTION (WHETHER DIRECT OR INDIRECT) BROUGHT BY ANY PERSON RELATING TO ANY OF THE CLAIMS OR CAUSES OF ACTION ARISING FROM, IN WHOLE OR IN PART, THE RELEASED CLAIMS OR (X) THE FORMULATION, PREPARATION, DISSEMINATION, NEGOTIATION, OR FILING OF THE TRANSACTION SUPPORT AGREEMENT, THE DEFINITIVE DOCUMENTS, OR ANY RECAPITALIZATION TRANSACTION, CONTRACT, INSTRUMENT, RELEASE OR OTHER AGREEMENT OR DOCUMENT CREATED OR ENTERED INTO IN CONNECTION WITH THE TRANSACTION SUPPORT AGREEMENT OR THE DEFINITIVE DOCUMENTS AND (Y) THE PURSUIT OF CONSUMMATION, THE ADMINISTRATION AND IMPLEMENTATION OF THE RECAPITALIZATION TRANSACTIONS, INCLUDING THE ISSUANCE OR DISTRIBUTION OF SECURITIES IN CONNECTION THEREWITH.

(e)                                  Turnover of Subsequently Recovered Assets. (i)  Subject to the occurrence of the Second Supplemental Effective Date, in the event that any Releasing Party (including any successor or assignee thereof) receives any funds, property, or value on account of any Claims, Causes of Action, or litigation against NMG or the MT Entities (or any direct or indirect parent company of such entities) arising from the MyTheresa Designation or the MyTheresa Distribution (collectively, the “Specified Claims”), such Releasing Party shall promptly turn over and assign any such funds, property, or value (including any Equity Securities in any of the MT Entities or proceeds of such Equity Securities, or any increased recoveries resulting therefrom) to, at the election of the Issuers, NMG or the applicable MT Entity. NMG or the applicable MT Entity shall distribute any such recoveries turned over or assigned to it in accordance with the applicable Definitive Documents. Notwithstanding anything to the contrary in this Indenture (but subject to Section 11.19(e)(ii)), each of the Issuers shall be entitled to enforce this Section 11.19(e)(i) on behalf of NMG or any MT Entity. The Releasing Parties will be bound by this Section 11.19(e) notwithstanding the nature of any Claim, Cause of Action, or litigation relating to the Recapitalization Transactions or any judgment or order entered on any such Claim, Cause of Action or litigation.

(ii)                                  Notwithstanding anything to the contrary in this Indenture, (i) Section 11.19(e)(i) shall only apply to the Releasing Parties in their capacities as holders of Notes, and shall not, for the avoidance of doubt, apply to any Releasing Party in its capacity as a provider of debtor in possession or any similar financing and (ii) to the extent a Releasing Party receives consideration on account of a Claim secured by assets or property of any Company Party or its subsidiaries (other than, for the avoidance of doubt, the Specified Claims or any such assets or property contributed to or otherwise obtained by any Company Party or its subsidiaries on account of the Specified Claims), such consideration will not be subject to Section 11.19(e)(i).

SECTION 1.04                                      Definitions. Section 1.1 of the Indenture is hereby amended to add in the appropriate alphabetical order the following new definitions:

“Cash Pay Notes” means the 8.000% Senior Cash Pay Notes due 2021.

“Causes of Action” means any action, Claim, cause of action, controversy, demand, right, action, lien, indemnity, interest, guaranty, suit, obligation, liability, damage, judgment, account, defense, offset, power, privilege, and license of any kind or character whatsoever, whether known, unknown, contingent or non-contingent, matured or unmatured, suspected or unsuspected, liquidated or unliquidated, disputed or undisputed, secured or unsecured, assertable directly or derivatively, whether arising before, on, or after the date hereof, in contract or in tort, in law (whether local, state, or federal U.S. or non-U.S. law) or in equity, or pursuant to any other theory of local, state, or federal U.S. or non-U.S. law. For the avoidance of doubt, “Cause of Action” includes: (a) any right of setoff, counterclaim, or recoupment and any Claim for breach of contract or for breach of duties imposed by law or in equity; (b) any Claim based on or relating to, or in any manner arising from, in whole or in part, tort, breach of contract, breach of fiduciary duty, fraudulent transfer or fraudulent conveyance or voidable transaction law, violation of local, state, or federal or non-U.S. law or breach of any duty imposed by law or in equity, including securities laws, negligence, and gross negligence; (c) any Claim pursuant to section 362 or chapter 5 of the title 11 of the United States Code or similar local, state, or federal U.S. or non-U.S. law; (d) any Claim or defense including fraud, mistake, duress, and usury, and any other defenses set forth in section 558 of the title 11 of the United States Code; (e) any state or foreign law pertaining to actual or constructive fraudulent transfer, fraudulent conveyance, or similar Claim; and (f) any “lender liability” or equitable subordination claims or defenses.

“Claim” means any (a) right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured; or (b) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or  unsecured.

“Commitment Letter” means the commitment letter between the Sponsors and certain of the holders of the Unsecured Notes (as of immediately prior to the Second Supplemental Effective Date) relating to the New Second Lien Notes.

“Company Party” means Neiman Marcus Group, Inc., a Delaware corporation (“NMG”), and each of its Subsidiaries that has executed and delivered counterpart signature pages to the Transaction Support Agreement.

“Consenting Cash Pay Noteholders” means the holders of, nominees, investment managers, advisors or subadvisors to funds and/or accounts, or trustees of trusts, that hold certain of the Notes that agreed to be bound by the terms and conditions of the Transaction Support Agreement.

“Consenting PIK Toggle Noteholders” means the holders of, nominees, investment managers, advisors or subadvisors to funds and/or accounts, or trustees of trusts, that hold certain of the PIK Toggle Notes that agreed to be bound by the terms and conditions of the Transaction Support Agreement.

“Consenting Term Loan Lenders” means the holders of, nominees, investment managers, advisors or subadvisors to funds and/or accounts, or trustees of trusts, that hold certain of the Term Loans that agreed to be bound by the terms and conditions of the Transaction Support Agreement.

“Consenting Unsecured Noteholders” means, collectively, the Consenting Cash Pay Noteholders and the Consenting PIK Toggle Noteholders. “Consenting Unsecured Noteholders” includes Consenting Term Loan Lenders that are also holders of Unsecured Notes.

“Consenting Stakeholders” means, collectively, the Consenting Unsecured Noteholders, the Consenting Term Loan Lenders and the Sponsors.

“Definitive Documents” means all of the definitive documents implementing the Recapitalization Transactions.

“Equity Securities” means, collectively, the shares (or any class of shares), common stock, capital stock, treasury stock, preferred stock, limited liability company interests, and any other equity, ownership, or profits interests, and options, warrants, rights, or other securities or agreements to acquire, purchase, or subscribe for, or which are convertible into the shares (or any class of shares) of, common stock, capital stock, treasury stock, preferred stock, limited liability company interests, or other equity, ownership, or profits interests (in each case whether or not arising under or in connection with any employment agreement or whether or not vested).

“Exchange Offer and Consent Solicitation” means the Exchange Offer and Consent Solicitation, commencing as of April 29, 2019 relating to the Unsecured Notes, issued by the Issuers.

“Existing Common Stock” means the shares of common stock issued by the LLC Co-Issuer and outstanding.

“MT Entities” means, collectively, (i) Mariposa Luxembourg I S.à r.l. (Luxembourg), (ii) Mariposa Luxembourg II S.à r.l. (Luxembourg), (iii) NMG Germany GmbH, (iv) mytheresa.com GmbH (Germany), (v) mytheresa.com Service GmbH (Germany), (vi) Theresa Warenvertrieb GmbH (Germany), (vii) New MYT Dutch HoldCo (Netherlands) and (viii) the Subsidiaries of any of the foregoing described in clauses (i) through (vii).

“MyTheresa Assets” means the assets described in clauses (1), (2), and (3) of the definition of MyTheresa Distribution.

“MyTheresa Designation” means, collectively, all designations by any Company Party or any of their Related Parties prior to the Second Supplemental Effective Date of any of the MT Entities as “unrestricted” subsidiaries under the Indenture, the Senior Credit Agreement, or the ABL Credit Agreement, and all acts or omissions taken by any Company Party or any of its Related Parties in structuring, implementing, or effectuating the foregoing designations.

“MyTheresa Distribution” means, collectively, all distributions or dividends by any Company Party (including but not limited to NMG International LLC, a Delaware limited liability company) prior to the Second Supplemental Effective Date to or for the benefit of any other

Company Parties of (1) any Equity Securities in the MT Entities, (2) any indebtedness owed by the MT Entities to any Company Party (including but not limited to NMG International LLC), and (3) any and all other Claims or Equity Securities of any Company Party (including but not limited to NMG International LLC) in the MT Entities, and all acts or omissions of any Company Party or any of its Related Parties in structuring, implementing, or effectuating the distributions or dividends described in clauses (1)—(3).

“MYT Holdco” means MYT Holding Co., a direct wholly owned subsidiary of MYT Parent, a newly formed Delaware corporation, together with its successors.

“MYT Parent” means MYT Parent Co., a newly formed Delaware corporation, together with its successors.

“MYT Holdco Preferred Series A Certificate” means the certificate of designation governing the MYT Holdco Series A Preferred Stock.

“MYT Holdco Preferred Series B Certificate” means the certificate of designation governing the MYT Holdco Series B Preferred Stock.

“MYT Holdco Series A Preferred Stock” means the Cumulative Series A Preferred Stock of the MYT Holdco under the MYT Holdco Preferred Series A Certificate.

“MYT Holdco Series B Preferred Stock” means the Cumulative Series B Preferred Stock of the MYT Holdco under the MYT Holdco Preferred Series B Certificate.

“Nancy Transaction” means, collectively, (a) the formation of Nancy Holdings LLC, a Delaware limited liability company, (b) all designations prior to the Second Supplemental Effective Date by any Company Party or any of its Related Parties of Nancy Holdings LLC as an “unrestricted” subsidiary under this Indenture, the Senior Credit Agreement, or the ABL Credit Agreement, (c) all contributions, investments, conveyances, or transfers of any real properties or any interests associated with such real properties by any Company Party or any of its Related Parties in or to Nancy Holdings LLC prior to the Second Supplemental Effective Date, (d) all leases of real properties or any interests associated with such real properties between Nancy Holdings LLC as lessor, and any Company Party as lessee, entered into prior to the Second Supplemental Effective Date, and (e) all acts or omissions taken prior to the Second Supplemental Effective Date by any Company Party or any of its Related Parties in structuring, implementing, or effectuating the foregoing.

“New Second Lien Notes” means the New Second Lien Notes due 2024 issued under that certain indenture, dated as of June 7, 2019, by and among the Issuers, Neiman Marcus Group, LLC, the Subsidiary Co-Issuer and Ankura Trust Company, LLC, as trustee.

“New Third Lien Notes” means the New Third Lien Notes due 2024 issued under that certain indenture, dated as of June 7, 2019, by and among the Issuers, Neiman Marcus Group, LLC, the Subsidiary Co-Issuer and Wilmington Trust, National Association, as trustee.

“PIK Toggle Notes” means the 8.750%/9.500% Senior PIK Toggle Notes due 2021.

“Recapitalization Transactions” means the consensual recapitalization of certain of the Company Parties’ outstanding indebtedness and equity interests consisting of the consummation of the exchange offers involving the exchange of the Notes and/or the Cash Pay Notes for New Third Lien Notes, the issuance of the New Second Lien Notes and the issuance of the MYT Holdco Series A Preferred Stock and the MYT Holdco Series B Preferred Stock on terms and conditions consistent with the Transaction Support Agreement.

“Related Parties” means, with respect to any Entity, such Entity’s predecessors, successors, assigns, and present and former Affiliates (whether by operation of law or otherwise) and Subsidiaries, and each of their respective managed accounts or funds or investment vehicles, and each of their respective current and former equity holders, officers, directors, managers principals, shareholders, members, partners, employees, agents, advisory board members, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, management companies, fund advisors, and other professionals, in each case acting in such capacity.

“Released Party” means, collectively, (a) each of the Company Parties, (b) each of the Consenting Stakeholders, and (c) the Related Parties of each of the foregoing Persons in clauses (a) and (b) of this definition.

“Releasing Party” means collectively, (a) each of the Consenting PIK Toggle Noteholders, in its capacity as a Holder of the Notes, and (b) to the maximum extent permitted by law, each of the Consenting PIK Toggle Noteholders on behalf of its Related Parties.

“Satisfactory Indemnity” means an indemnity to the Trustee from one or more Holders (the “Instructing Holders”) relating to requesting, instructing or directing the Trustee to exercise or enforce any of the Trustee’s rights or powers, engage in litigation, incur any expense or risk the Trustee’s funds, incur any financial liability or take any action or refrain from taking any action, including when any action is referred to hereunder as a duty of the Trustee (collectively, an “Instruction”), which indemnity shall be satisfactory to the Trustee (in its sole discretion) and shall be required to (unless such requirement has been expressly waived by the Trustee (acting in its sole discretion)):

(a) extend to the Trustee and each director, officer, employee and agent of the Trustee and any other person requested by the Trustee (each, an “Indemnified Person”);

(b) include reimbursement for, without limitation, any and all losses, liabilities, judgments, claims, causes of action, costs and expenses (including fees and disbursements of legal counsel, including, if applicable, local counsel, litigation counsel and any required specialist counsels) incurred or suffered by an Indemnified Person in any way, directly or indirectly, arising out of, related to, or connected with the compliance by any Indemnified Person with such Instruction or the taking or not taking or action in accordance with such Instruction (collectively, “Losses”), including, without limitation, (i) any claim, cause of action, litigation, proceeding, action or investigation (whether civil, criminal or administrative and whether sounding in tort, contract or otherwise and whether such Indemnified Person is a party to such litigation, proceeding or investigation) in any way directly or indirectly, arising out of, related to, or connected with, the taking, by any

Indemnified Person, of action in accordance with such Instruction and (ii) Losses resulting from, arising out of or in any manner connected with, directly or indirectly, (a) a determination that any Indemnified Person breached its or their duties under the Indenture or any document executed in connection therewith as a result of relying upon and complying with such Instruction and (b) the enforcement of the indemnity;

(c) be on a joint and several basis from Instructing Holders holding an aggregate principal amount of outstanding Notes sufficient to make such Instruction under the terms of the Indenture, where such holdings are evidenced by DTC authorization letters, dated as of the same date, provided to the Trustee and to the Issuer stating that DTC has authorized such Instructing Holders to take action on behalf of DTC as the registered Holder;

(d) provide a cash deposit or letter of credit in an amount requested by the Trustee sufficient (in the Trustee’s sole and absolute discretion) to ensure that the Trustee does not, in connection with taking action under the Instruction, risk its own funds or incur any financial liability as a result of any Losses, including reimbursement for all expenses, such cash deposit or letter of credit to remain in escrow or outstanding during any relevant statute of limitations period, notwithstanding any Instructing Holder’s recession or withdrawal of the Instruction; and

(e) provide for any other terms the Trustee shall request relating to such indemnification.

“Senior Credit Agreement Amendment” means the amendment to the Senior Credit Agreement, dated as of June 7, 2019, by and among the Issuers, Credit Suisse AG, as administrative agent and collateral agent, and the Consenting Term Lenders.

“Term Loans” means terms loans under the Senior Credit Agreement.

“Second Supplemental Effective Date” mean June 7, 2019.

“Sponsors” means, any of Ares Corporate Opportunities Fund III, L.P., Ares Corporate Opportunities Fund IV, L.P., the Canada Pension Plan Investment Board and any of their respective Affiliates and funds or partnerships managed or advised by any of them or any of their respective Affiliates, but not including any operating portfolio company of any of the foregoing.

“Transaction Support Agreement” means the transaction support agreement, dated as of March 25, 2019, by and among the Company Parties, the Consenting Unsecured Noteholders, the Consenting Term Loan Lenders, and the Sponsors.

“Unsecured Notes” means the Notes and the Cash Pay Notes.

ARTICLE TWO

ASSUMPTION OF OBLIGATIONS

SECTION 2.01                                      Agreement to Assume Obligations. The New LLC Co-Issuer and the Subsidiary Co-Issuer expressly confirm that, effective immediately upon their execution and delivery of their respective counterpart signature page to this Second Supplemental Indenture and thereafter, each of the New LLC Co-Issuer and the Subsidiary Co-Issuer assumes, and hereby agrees to perform and observe to be bound by, each and every one of the covenants, promises, agreements, terms, obligations, duties and liabilities of an “Issuer” under the Indenture and each of the Notes. By virtue of the foregoing, immediately upon their execution and delivery of their respective counterpart signature page to this Second Supplemental Indenture and thereafter, each of the New LLC Co-Issuer and the Subsidiary Co-Issuer hereby accepts and assumes joint and several liability, with each of the LLC Co-Issuer and the Corporate Co-Issuer, with respect to each representation, warranty, covenant or obligation made by any of the Issuers in the Indenture.  For the avoidance of doubt, each of the New LLC Co-Issuer and the Subsidiary Co-Issuer agrees to be bound by all of the provisions of the Indenture applicable to an Issuer and to perform all of the obligations and agreements of an Issuer under the Indenture.

ARTICLE THREE

MISCELLANEOUS

SECTION 3.01                                      No Recourse Against Others. No manager, managing director, director, officer, employee, incorporator or holder of any Equity Securities in the Issuers, any Subsidiary or any Parent Entity, as such, will have any liability for any obligations of the Issuers or the Guarantors under the Notes, the Indenture, the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes, by accepting a Note, waives and releases all such liability.  This waiver and release are part of the consideration for issuance of the Notes.  This waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

SECTION 3.02                                      Effective Date of this Supplemental Indenture. This Supplemental Indenture shall be effective as of June 7, 2019 upon consummation of the Exchange Offer and Consent Solicitation.

SECTION 3.03                                      Reference to and Effect on the Indenture. On and after the effective date, each reference in the Indenture to “this Indenture,” “hereunder,” “hereof,” or “herein” (and all references to the Indenture in any other agreements, documents or instruments) shall mean and be a reference to the Indenture as supplemented by this Supplemental Indenture, unless the context otherwise requires. The Indenture, as supplemented by this Supplemental Indenture, shall be read, taken and construed as one and the same instrument. Except as specifically amended above, the Indenture shall remain in full force and effect and is hereby ratified and confirmed.

SECTION 3.04                                      Governing Law. This Supplemental Indenture will be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 3.05                                      Waiver of Jury Trial. EACH OF THE ISSUERS, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

SECTION 3.06                                      Severability. In case any provision in this Supplemental Indenture or the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

SECTION 3.07                                      Successors. All agreements of the Issuers and each Guarantor in this Supplemental Indenture, the Indenture and the Notes will bind their respective successors. All agreements of the Trustee in this Supplemental Indenture and the Notes will bind its respective successors.

SECTION 3.08                                      Trust Indenture Act Controls. No modification of any provisions of the Indenture effected by this Supplemental Indenture is intended to eliminate or limit any provision of the Indenture that is required to be included therein by the Trust Indenture Act of 1939, as amended, as in force as of the effectiveness of this Supplemental Indenture.

SECTION 3.09                                      The Trustee. The Trustee will not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuers.  In executing this Supplemental Indenture, the Trustee is acting solely in conclusive reliance on the consents provided as contemplated by the Statement and the Officer’s Certificate and Opinion of Counsel delivered to it in accordance with the express provisions of the Indenture on or about the date hereof in connection herewith.

SECTION 3.10                                      Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy will be an original, but all of them together will represent the same agreement. Delivery of an executed counterpart of a signature page to this Supplemental Indenture by telecopier, facsimile or other electronic transmission (i.e. a “pdf” or “tif”) will be effective as delivery of a manually executed counterpart thereof.

SECTION 3.11                                      Effect of Headings. The section headings herein are for convenience only and will not affect the construction hereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first above written.

NEIMAN MARCUS GROUP LTD LLC

By:	/s/ Tracy M. Preston
	Name:	Tracy M. Preston
	Title:	Senior Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer

MARIPOSA BORROWER, INC.

By:	/s/ Tracy M. Preston
	Name:	Tracy M. Preston
	Title:	Vice President and Secretary

[Signature Page to Second Supplemental Indenture (PIK Toggle Notes)]

THE NMG SUBSIDIARY LLC

By:	/s/ Tracy M. Preston
	Name:	Tracy M. Preston
	Title:	Vice President and Secretary

THE NEIMAN MARCUS GROUP LLC

By:	/s/ Tracy M. Preston
	Name:	Tracy M. Preston
	Title:	Senior Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer

[Signature Page to Second Supplemental Indenture (PIK Toggle Notes)]

GUARANTORS

BERGDORF GOODMAN INC.
BERGDORF GRAPHICS, INC.
BG PRODUCTIONS, INC.
NM BERMUDA, LLC
NM FINANCIAL SERVICES, INC.
NM NEVADA TRUST
NMGP, LLC
WORTH AVENUE LEASING COMPANY

By:	/s/ Tracy M. Preston
Name:	Tracy M. Preston
Title:	Vice President and Secretary

NMG GLOBAL MOBILITY, INC.

By:	/s/ Tracy M. Preston
Name:	Tracy M. Preston
Title:	Vice President, General Counsel and Secretary

NEMA BEVERAGE CORPORATION
NEMA BEVERAGE HOLDING CORPORATION
NEMA BEVERAGE PARENT CORPORATION

By:	/s/ Tracy M. Preston
Name:	Tracy M. Preston
Title:	President

[Signature Page to Second Supplemental Indenture (PIK Toggle Notes)]

GUARANTORS

NMG CALIFORNIA SALON LLC
NMG FLORIDA SALON LLC
NMG SALONS LLC
NMG TEXAS SALON LLC

By:	/s/ Tracy M. Preston
Name:	Tracy M. Preston
Title:	Senior Vice President and General Counsel

NMG SALON HOLDINGS LLC

By:	/s/ Tracy M. Preston
Name:	Tracy M. Preston
Title:	Chief Executive Officer and President

[Signature Page to Second Supplemental Indenture (PIK Toggle Notes)]

GUARANTORS

NMG NOTES PROPCO LLC

By:	/s/ Tracy M. Preston
Name:	Tracy M. Preston
Title:	Vice President and Secretary

[Signature Page to Second Supplemental Indenture (PIK Toggle Notes)]

GUARANTORS

NMG TERM LOAN PROPCO LLC

By:	/s/ Tracy M. Preston
Name:	Tracy M. Preston
Title:	Vice President and Secretary

[Signature Page to Second Supplemental Indenture (PIK Toggle Notes)]

NM ENTITIES

MYT PARENT CO.
MYT HOLDING CO.
MYT INTERMEDIATE HOLDING CO.

By:	/s/ Tracy M. Preston
Name:	Tracy M. Preston
Title:	Vice President and Secretary

[Signature Page to Second Supplemental Indenture (PIK Toggle Notes)]

DRIVETRAIN TRUST COMPANY LLC, as Trustee

By:	/s/ Timothy Daileader
Name: Timothy Daileader
Title: Authorized Signatory

[Signature Page to Second Supplemental Indenture (PIK Toggle Notes)]